Exhibit 32.2

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

The undersigned officers of Angion Biomedica Corp. (the Company) certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Annual Report on Form 10-K of the Company for the period ended December 31, 2022 (the Annual Report), as filed with the Securities and Exchange Commission on March 17, 2023, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2. The information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 28, 2023

By: /s/ Gregory S. Curhan
Gregory S. Curhan
Chief Financial Officer
(Principal Financial and Accounting Officer)